Exhibit 99.1

MONEYTREE CORPORATION

Proxy for Special Meeting of Shareholders to be held April 27, 2015

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone - QUICK ððð EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet, by telephone or by mail must be received by 7:00 p.m., Eastern Time, on April 26, 2015.

INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0537 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

ð FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ð

PROXY

Please mark your votes like this

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1 AND 2 AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS LISTED BELOW.

1. Proposal to adopt the Agreement and Plan of Merger, dated as of January 27, 2015, FOR AGAINST ABSTAIN between United Community Banks, Inc. and MoneyTree Corporation.

2. Proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit FOR AGAINST ABSTAIN further solicitation of proxies.

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature Signature, if held jointly Date, 2015.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

ð FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ð

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

MONEYTREE CORPORATION

The undersigned appoints Ted L. Wampler and Joy H. Littleton, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock or Series C preferred stock of MoneyTree Corporation held of record by the undersigned at the close of business on March 27, 2015 at the Special Meeting of Shareholders of MoneyTree Corporation to be held at the offices of First National Bank at 257 Medical Center Drive, Lenoir City, Tennessee 37772, on April 27, 2015, at 10:00 a.m. local time, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)